UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2017

FALCONSTOR SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23970	77-0216135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Huntington Quadrangle, Melville, New York		11747
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 631-777-5188

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 7, 2017, FalconStor Software, Inc. (the “Company”) received additional written notification from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) that the Company’s continued non-compliance with the minimum $35 million market value of listed securities requirement set forth in Nasdaq Listing Rule 5550(b) as of June 6, 2017, could serve as an additional basis for the delisting of the Company’s securities from The Nasdaq Capital Market.
As previously reported by the Company in its Current Report on Form 8-K dated May 30, 2017, the Company has already requested a hearing before the Nasdaq Hearings Panel, at which hearing the Company will present its plan to evidence compliance with both the $1.00 bid price and $35 million market value of listed securities requirement (or one of its alternatives), and request an extension of time within which to do so. The Company’s request for a hearing has stayed any delisting action by the Staff at least pending the ultimate conclusion of the hearing process.
The Company is diligently working to evidence compliance with all applicable requirements for continued listing on The Nasdaq Capital Market; however, there can be no assurance that the Panel will grant the Company’s request for continued listing on Nasdaq or an extension or that the Company will be able to regain compliance with the applicable listing criteria within the period of time that may be granted by the Panel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FALCONSTOR SOFTWARE, INC.

Date: June 13, 2017	By:	/s/ Daniel Murale
		Name:	Daniel Murale
		Title:	Executive Vice President, Chief Financial Officer and Treasurer